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                                                                    EXHIBIT 12.1

                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                                                           6 MONTHS
                                                             YEARS ENDED SEPTEMBER 30,                       ENDED
                                           ----------------------------------------------------------      MARCH 31,
                                            1999         2000         2001         2002         2003         2004
                                           ------       ------       ------       ------       ------      ---------

PRE-TAX INCOME                             46,507       35,898       41,121       38,777        1,636        2,171

TOTAL FIXED CHARGES LESS CAPITALIZED
INTEREST                                    4,258        4,016        3,081        1,820        5,184        4,757

AMORTIZATION OF CAPITALIZED INTEREST          215          234          399          206        1,223          202
                                           ------       ------       ------       ------        -----        -----

TOTAL EARNINGS                             50,980       40,148       44,601       40,803        8,043        7,130
                                           ======       ======       ======       ======        =====        =====

NET INTEREST EXPENSE                        4,172        3,907        2,939        1,658        5,014        4,668

INTEREST PORTION OF RENTAL EXPENSE             86          109          142          162          170           89

CAPITALIZED INTEREST                          470           --          480        2,314        4,246           --
                                           ------       ------       ------       ------        -----        -----

TOTAL FIXED CHARGES                         4,728        4,016        3,561        4,134        9,430        4,757
                                           ======       ======       ======       ======        =====        =====

RATIO                                        10.8         10.0         12.5          9.9          0.9(1)       1.5
DEFICIENCY                                     --           --           --           --        1,387           --


(1) Earnings were insufficient to cover fixed charges by $1,387,000 for the fiscal year ended September 30, 2003.